Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Blackbaud, Inc.
Charleston, SC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120690, No. 333-138448, No. 333-152749, No. 333-160423, No. 333-181210, and 333-182407) of Blackbaud, Inc., of our report dated March 31, 2014, relating to the consolidated financial statements of MicroEdge Holdings, LLC and Subsidiaries, which appear in this Form 8-K.

/S/ BDO USA, LLP
New York, NY

December 17, 2014